                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (4) Date Filed:


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

                   PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of American Realty Trust, Inc.:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of American Realty Trust, Inc. (the "Company") will be held at 2:00 p.m., Dallas time, on Monday, December 15, 1997, at 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote upon the following matters:

          (1) the election of one Class III Director of the Company;

          (2) a proposal to authorize and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 16,666,667 to 100,000,000;

          (3) a proposal to amend the By-Laws of the Company to remove the provision for the division of the Board of Directors into three classes;

          (4) a proposal to approve the Company's 1997 Stock Option Plan; and

          (5) the transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only Stockholders of record at the close of business on Wednesday, November 12, 1997, will be entitled to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

     Regardless of whether you plan to be present at the Annual Meeting, please promptly date, mark, sign and mail the enclosed proxy to American Stock Transfer and Trust Company in the envelope provided. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING. Your vote is important, regardless of the number of shares of the Company's common stock ("Shares") you own.

Dated: November 13, 1997

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                              OF AMERICAN REALTY TRUST, INC.

                                                  /s/ ROBERT A. WALDMAN

                                                    Robert A. Waldman
                                                        Secretary

                                   IMPORTANT

     YOU CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE COMPANY TO FURTHER EXPENSE

     If your Shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your Shares. Please contact promptly the person responsible for your account and give instructions for your Shares to be voted.

                   PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1997
                             ---------------------

                        GENERAL STOCKHOLDER INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Trust, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of one Class III Director, (2) a proposal to authorize and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 16,666,667 to 100,000,000; (3) a proposal to amend the By-Laws of the Company to remove the provision for the division of the Board of Directors into three classes; (4) a proposal to approve the Company's 1997 Stock Option Plan; and (5) the transaction of such other business as may properly come before the meeting or any adjournments thereof. The Annual Meeting will be held at 2:00 p.m., Dallas time, on Monday, December 15, 1997 at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231.

     The Company's financial statements for the year ended December 31, 1996 were audited by BDO Seidman. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and such representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about November 13, 1997. The Annual Report to Stockholders for the year ended December 31, 1996, has been mailed to all Stockholders under separate cover.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                         INVESTOR RELATIONS
                         AMERICAN REALTY TRUST, INC.
                         10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                         DALLAS, TEXAS 75231

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares of the Company's common stock (the "Shares") at the close of business on Wednesday, November 12, 1997, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on November 12, 1997 there were [10,690,721] Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the nominee as Class III Director (Proposal One), Stockholders may choose to vote for the nominee or to withhold authority for voting for the nominee. As to the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock ("Proposal Two"), the proposal to amend the By-Laws to remove the provision for the division of the Board of Directors into three classes ("Proposal Three"), and the proposal to approve the Company's 1997 Stock Option Plan ("Proposal Four"), Stockholders may choose to vote for, against or abstain from voting on each such proposal. In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the nominee for election to the Board of Directors and in favor of Proposal Two, Proposal Three and Proposal Four. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR APPROVAL

     Pursuant to Section 3.2 of the By-laws of the Company, election of any Director requires the affirmative vote of a plurality of the votes cast at a meeting of Stockholders at which a quorum is present and voting. Pursuant to
Section 14-2-1003 of the Georgia Business Corporation Code, Proposal Two must be adopted by the affirmative vote of a majority of the shares outstanding and entitled to vote thereon. Pursuant to Section 14-2-725 of the Georgia Business Corporation Code, Proposal Three and Proposal Four each must be adopted by the affirmative vote of a plurality of the votes cast at the meeting. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Section 2.5 of the By-laws of the Company provides that a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.

     As of October [ ], 1997, management and affiliates held [8,026,628] Shares representing approximately [63.3%] of the Shares outstanding. Management intends to vote such Shares for each of the proposals in accordance with the recommendation of the Board of Directors.

REVOCATION OF PROXIES

     A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

     Any proposal intended to be presented by a Stockholder at the 1998 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than March 31, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 PROPOSAL ONE:
                         ELECTION OF CLASS III DIRECTOR

     The Board of Directors is divided into three classes of Directors. Each class serves for staggered three-year terms. The term of two of the Company's six Directors -- the Class III Directors -- expires at the 1997 Annual Meeting. One of the Class III Directors, Dale A. Crenwelge, is not standing for reelection.

NOMINEE

     Karl L. Blaha has been nominated to serve as a Class III Director of the Company for a new term expiring in 2000. Mr. Blaha is currently a Class III Director of the Company. Mr. Blaha has been nominated by the Board of Directors to serve for a three-year term or until his successor shall have been duly elected and qualified. Mr. Blaha has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Class III Director if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of the nominee, unless authority to vote for any such nominee is specifically withheld. If the nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for such other person as he or she may select in place of such nominee.

     If the Stockholders approve the proposal to amend the By-Laws to remove the provision for a classified Board, each of the Directors will serve until the next Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified.

     The nominee for Class III Director is listed below, together with his age, terms of service, principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director or nominee, means that the individual is an officer, director or employee of the Company's advisor, Basic Capital Management, Inc. ("BCM" or the "Advisor"), or an officer of the Company. The designation "Independent", when used below with respect to a Director or nominee, means that the individual is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such Director, as discussed below under "Certain Business Relationships and Related Transactions".

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---

KARL L. BLAHA: Director (Class III) (Affiliated) (since       49
1996). President (since October 1993) and Executive Vice
President and Director of Commercial Management (April 1992
to October 1993).

Executive Vice President and Director of Commercial
Management (April 1992 to August 1995) and Executive Vice
President -- Commercial Asset Management (since July 1997) of BCM, Transcontinental Realty Investors, Inc. ("TCI"),
Continental Mortgage and Equity Trust ("CMET"), Income
Opportunity Realty Investors, Inc. ("IORI") and Syntek Asset
Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"), which is the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP") and a corporation owned by BCM; Executive Vice President (October 1992 to July 1997) of
Carmel Realty, Inc. ("Carmel Realty"), a company affiliated with BCM which provides real estate brokerage services and commercial property management services; Executive Vice
President and Director of Commercial Management (April 1992 to February 1994) of National Income Realty Trust ("NIRT") and Vinland Property Trust ("VPT"); Partner -Director
(August 1988 to March 1992) of National Real Estate
Operations of First Winthrop Corporation; Corporate Vice
President (April 1984 to August 1988) of Southmark
Corporation ("Southmark"); and President (March 1986 to
August 1988) of Southmark Commercial Management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

     The Class I and Class II Directors, whose terms do not expire this year, are listed below, together with their ages, classes, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---

OSCAR W. CASHWELL: Director (Class I) (Affiliated) (since     70
1992).

President (February 1994 to August 1995) of CMET, IORI and
TCI; Executive Vice President (August 1995 to January 1997),
President and Director of Property and Asset Management
(January 1994 to August 1995) and Assistant to the
President, Real Estate Operations (July 1989 to December
1993) of BCM; President (February 1994 to August 1995) and
Director (March 1994 to August 1995) of SAMI; and Assistant to the President, Real Estate Operations (March 1982 to June
1989) of Southmark.

CLIFF HARRIS: Director (Class I) (Independent) (since 1997).  48

President (since 1995) of Energy Transfer Group, L.L.C.;
Project Development Vice President (1990 to 1995) of Marsh &
McLennan; Vice Chairman (1990-1997) of the Dallas
Rehabilitation Institute; Director (since 1992) of Court
Appointed Special Advocates; and Director (since 1989) of the NFL Alumni Association.

ROY E. BODE: Director (Class II) (Independent) (since 1996).  49

Vice President of Public Affairs (since May 1992) of
University of Texas Southwestern Medical Center; Editor
(June 1988 to December 1991) of Dallas Times Herald; and
Director (since 1991) of the DFW Metroplex Chapter of St.
Jude's Children's Research Hospital.

AL GONZALEZ: Director (Class II) (Independent) (since 1989).  61

President (since March 1991) of AGE Refining, Inc., a petroleum refining and marketing firm; President (January
1988 to March 1991) of Moody-Day Inc., which sells and leases construction equipment and supplies; owner and President of Gulf-Tex Construction Company; owner and lessor of two restaurant sites in Dallas, Texas; Director (since
April 1990) of Avacelle, Inc. ("Avacelle"); Director (1988 to 1992) of Greenbriar Corp., formerly Medical Resource
Companies of America; and member (1987 to 1989) of the Dallas City Council.

On March 18, 1992, Avacelle filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and an Order confirming its Plan of Reorganization was entered October 18, 1993 by the United States Bankruptcy Court, Northern Division of Oklahoma. On April 22, 1997, Avacelle filed another voluntary petition under Chapter 11 of the United States Bankruptcy Code. Such proceeding is still pending in the United States Bankruptcy Court, Northern District of Oklahoma.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors held four meetings during 1996. For such year, no incumbent Director attended fewer than 75% of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee are Al Gonzalez (Chairman), Dale A. Crenwelge and Roy E. Bode. The Audit Committee met twice during 1996.

     The Company's Board of Directors does not have nominating or compensation committees.

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of the Company:
Karl L. Blaha, President; Bruce A. Endendyk, Executive Vice President; Thomas A. Holland, Executive Vice President and Chief

Financial Officer; and Randall M. Paulson, Executive Vice President. Their positions with the Company are not subject to a vote of Stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of Messrs. Endendyk, Holland and Paulson is set forth below.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---

BRUCE A. ENDENDYK: Executive Vice President (since January    49
1995).

President (since January 1995) of Carmel Realty; Executive
Vice President (since January 1995) of BCM, SAMI, CMET, IORI and TCI; Management Consultant (November 1990 to December
1994); Executive Vice President (January 1989 to November
1990) of Southmark; President and Chief Executive Officer
(March 1988 to January 1989) of Southmark Equities
Corporation; and Vice President/Resident Manager (December
1975 to March 1988) of Coldwell Banker Commercial Real
Estate Services in Houston, Texas.

THOMAS A. HOLLAND: Executive Vice President and Chief         55
Financial Officer (since August 1995) and Senior Vice
President and Chief Accounting Officer (July 1990 to August
1995).

Executive Vice President and Chief Financial Officer (since
August 1995) and Senior Vice President and Chief Accounting
Officer (July 1990 to August 1995) of BCM, SAMI, TCI, CMET and IORI; Secretary (since February 1997) of TCI, CMET and
IORI; Senior Vice President and Chief Accounting Officer
(July 1990 to February 1994) of NIRT and VPT; Vice President and Controller (December 1986 to June 1990) of Southmark;
Vice President -- Finance (January 1986 to December 1986) of
Diamond Shamrock Chemical Company; Assistant Controller (May
1976 to January 1986) of Maxus Energy Corporation (formerly
Diamond Shamrock Corporation); Trustee (August 1989 to June
1990) of Arlington Realty Investors; and Certified Public
Accountant (since 1970).

RANDALL M. PAULSON: Executive Vice President (since January   51
1995).

President (since August 1995) and Executive Vice President
(January 1995 to August 1995) of SAMI, CMET, IORI and TCI and (October 1994 to August 1995) of BCM; Director (since
August 1995) of SAMI; Vice President (1993 to 1994) of GSSW,
LP, a joint venture of Great Southern Life and Southwestern
Life; Vice President (1990 to 1993) of Property Company of
America Realty, Inc.; President (1990) of Paulson Realty
Group; President (1983 to 1989) of Johnstown Management
Company; and Vice President (1979 to 1982) of Lexton-Ancira.

OFFICERS

     Although not executive officers of the Company, the following persons currently serve as officers of the Company: Robert A. Waldman, Senior Vice President, General Counsel and Secretary; and Drew D. Potera, Vice President and Treasurer. Their positions with the Company are not subject to a vote of Stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---

ROBERT A. WALDMAN: Senior Vice President and General Counsel  45
(since January 1995), Secretary (since December 1989) and
Vice President (January 1993 to January 1995).

Senior Vice President and General Counsel (since January
1995), Vice President (since December 1990) and Secretary
(December 1993 to February 1997) of CMET, IORI and TCI;
Senior Vice President and General Counsel (since November
1994), Vice President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November 1989) of
BCM; Senior Vice President and General Counsel (since
January 1995), Vice President (April 1990 to January 1995) and Secretary (since December 1990) of SAMI; Vice President
(December 1990 to February 1994) and Secretary (December
1993 to February 1994) of NIRT and VPT; and Director
(February 1987 to October 1989), General Counsel and
Secretary (1985 to October 1989) of Red Eagle Resources
Corporation (oil and gas).

DREW D. POTERA: Vice President (since December 1996),         38
Treasurer (since August 1991) and Assistant Treasurer
(December 1990 to August 1991).

Vice President (since December 1996) and Treasurer (since
December 1990) of IORI, CMET and TCI; Vice President,
Treasurer and Securities Manager (since July 1990) of BCM;
Vice President and Treasurer (since February 1992) of SAMI;
Treasurer (December 1990 to February 1994) of NIRT and VPT;
and Financial Consultant (June 1985 to June 1990) with
Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

     In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Shares of Common Stock are required to report their ownership of the Company's Shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1996. All of these filing requirements were satisfied by the Company's Directors and executive officers and ten percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Company's Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Company's Board of Directors. The duties of the advisor include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources for the Company. The advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's Board of Directors.

     BCM has served as advisor to the Company since February 1989 pursuant to a written advisory agreement (as amended through the date hereof, the "Advisory Agreement"). BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips, who served as the Chairman of the Board and a Director of the Company until November 16, 1992. Gene E. Phillips also served as a director of BCM until

December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Ryan T. Phillips, the son of Gene E. Phillips and a Director of the Company until June 1996, is also a director of BCM and a Trustee of the trust which owns BCM. Mr. Cashwell, a Director of the Company, served as Executive Vice President of BCM until January 1997. Mr. Blaha, the President and a Director of the Company, serves as Executive Vice President of BCM.

     Gene E. Phillips serves as a representative of the trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of October [ ], 1997, BCM owned 5,246,124 shares of the Company's Common Stock, approximately [49.1%] of the Shares then outstanding.

     The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.125% (1.5% on an annualized basis) of the average of the aggregate book value of the Company's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

     On October 23, 1991, based on the recommendation of BCM, the Company's Board of Directors approved a reduction in the advisor's base fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

     In addition to base compensation, BCM or an affiliate of BCM receives the following forms of compensation to be paid to BCM or an affiliate of BCM:

          (a) an acquisition fee for locating, leasing or purchasing real estate for the Company in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or
     (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers;

          (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

          (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to the Company arranged by BCM;

          (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets; and

          (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by the Company for the fiscal year.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to the Company's Directors; rent and other office expenses of both BCM and the Company (unless the Company maintains office space separate from that of BCM); costs not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

     If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

     Pursuant to the Advisory Agreement, BCM is the loan administration/servicing agent for the Company, under an agreement dated as of October 4, 1989, and terminable by either party upon thirty days' notice, under which BCM services most of the Company's mortgage notes and receives as compensation a monthly fee of 0.125% of the month-end outstanding principal balances of the loans serviced.

     Situations may develop in which the interests of the Company are in conflict with those of one or more Directors or officers of the Company in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for the Company, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including CMET, TCI and IORI. BCM also performs certain administrative services for NRLP on behalf of NRLP's general partner, SAMLP. The Advisory Agreement provides that BCM may also serve as advisor to other entities. As advisor, BCM is a fiduciary of the Company's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions -- Certain Business Relationships" below.

     The directors and principal officers of BCM are set forth below:

        Mickey N. Phillips:            Director

        Ryan T. Phillips:              Director

        Randall M. Paulson:            President

        Karl L. Blaha:                 Executive Vice President -- Commercial
                                       Asset Management

        Bruce A. Endendyk:             Executive Vice President

        Thomas A. Holland:             Executive Vice President and Chief
                                       Financial Officer

        A. Cal Rossi, Jr.:             Executive Vice President

        Cooper B. Stuart:              Executive Vice President

        Clifford C. Towns, Jr.:        Executive Vice President -- Finance

        Dan S. Allred:                 Senior Vice President -- Land Development

        Robert A. Waldman:             Senior Vice President, General Counsel
                                       and Secretary

        Drew D. Potera:                Vice President, Treasurer and Securities
                                       Manager

     Mickey N. Phillips is the brother of Gene E. Phillips and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company. As of October
[ ], 1997, BCM owned 5,246,124 Shares of the Company's Common Stock, [49.1%] of the Company's then outstanding Shares.

PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of

5% or less of the monthly gross rents collected on the properties under management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are
(i) First Equity Properties, Inc. ("First Equity"), which is 50% owned by BCM
(ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene
E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, one of its office buildings and the Denver Merchandise Mart to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

     Affiliates of BCM provide real estate brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

EXECUTIVE COMPENSATION

     Although the Company has a wholly-owned food service subsidiary which has approximately 790 employees, the Company, itself, has no employees, payroll or employee benefit plans and pays no compensation to executive officers of the Company. The Directors and executive officers of the Company who are also officers or employees of the Company's Advisor are compensated by the Advisor. Such affiliated Directors and executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only direct remuneration paid by the Company is to those Directors who are not officers or employees of BCM or its affiliated companies. The Company compensates such Independent Directors at a rate of $5,000 per year, plus $500 per Board of Directors meeting attended and $300 per Audit Committee meeting attended. During 1996, $21,950 was paid to Independent Directors in total Directors' fees for all meetings, as follows: Roy E. Bode, $3,000; Dale A. Crenwelge, $8,350; Al Gonzalez, $7,600; and Ryan T. Phillips, $3,000.

     In July 1987, the Company's Board of Directors, including all of the Independent Directors, approved the Company's 1987 Stock Option Plan (the "Plan"). The Plan was approved by the Stockholders at the Company's Annual Meeting held in June 1988. In February 1997, the Board of Directors approved the termination of the Plan.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's shares of Common Stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1991 in shares of the Company's Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                            COMPARISON OF FIVE YEAR
                        CUMULATIVE TOTAL RETURN GRAPHIC

        MEASUREMENT PERIOD                                                 DJ REAL ESTATE
      (FISCAL YEAR COVERED)            THE COMPANY      DJ EQUITY INDEX         INDEX
1991                                              100                100                100
1992                                              119                109                 90
1993                                              231                119                106
1994                                              248                120                100
1995                                              281                166                124
1996                                              509                206                166

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Management. The following table sets forth the ownership of Shares of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for the Directors and executive officers of the Company, as of the close of business on October [ ], 1997.

                                                  AMOUNT AND NATURE
             NAME AND ADDRESS OF                    OF BENEFICIAL             PERCENT OF
              BENEFICIAL OWNER                        OWNERSHIP                CLASS(1)
             -------------------                  -----------------           ----------
All Directors and Executive Officers as a
  group (9 persons)..........................  [6,762,628](2)(3)(4)(5)         [63.3%]

---------------

(1) Percentage is based upon [10,690,721] Shares outstanding on October [  ],
    1997.

(2) Includes 818,008 Shares owned by CMET over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of CMET. Also includes 195,732 Shares owned by NOLP over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of SAMI, the managing general partner of SAMLP, the general partner of NOLP. The executive officers of the Company disclaim beneficial ownership of such Shares.

(3) Includes [5,246,124] Shares owned by BCM over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of the Company disclaim beneficial ownership of such Shares.

(4) Includes 2,432 Shares owned directly over which Thomas A. Holland and his wife jointly hold voting and dispositive power, and an additional 332 Shares held by Mr. Holland in an individual retirement account.

(5) Includes 500,000 shares owned by ND Investments, Inc., a wholly-owned subsidiary of the Company. Such Shares are pledged as additional collateral for loans to the Company.

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the owner of more than 5% of the Shares of the Company's Common Stock as of the close of business on October [ ], 1997.

                                                           AMOUNT AND NATURE
                   NAME AND ADDRESS OF                       OF BENEFICIAL      PERCENT OF
                    BENEFICIAL OWNER                           OWNERSHIP         CLASS(1)
                   -------------------                     -----------------    ----------
Basic Capital Management, Inc............................      5,246,124          49.1%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Davister Corp./Nanook Partners, L.P......................      1,669,436(2)       15.6%
  10670 N. Central Expressway
  Suite 410
  Dallas, Texas 75231
Continental Mortgage and Equity Trust....................        818,088(3)        7.7%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Ryan T. Phillips.........................................      5,344,456(4)       50.0%
  10670 N. Central Expressway
  Suite 600
  Dallas, Texas 75231

---------------

(1) Percentage is based on [10,690,721] Shares of Common Stock outstanding on October [ ], 1997.

(2) Each of the directors of Davister Corp., Ronald F. Akin and Ronald F. Bruce, may be deemed to be the beneficial owners of such Shares by virtue of their positions as directors of Davister Corp. The directors of Davister Corp. disclaim beneficial ownership of such Shares.

(3) Each of the Trustees of CMET, Ted P. Stokely, Edward L. Tixier, Martin L. White and Edward G. Zampa, may be deemed to be the beneficial owners of such Shares by virtue of their positions as Trustees of CMET. The Trustees of CMET disclaim such beneficiary ownership.

(4) Includes [5,246,124] Shares owned by BCM over which Ryan T. Phillips may be deemed to be the beneficial owner by virtue of his position as a director of BCM. Mr. Phillips disclaims beneficial ownership of such Shares. Also, includes 98,332 Shares owned by the Gene E. Phillips Children's Trust. Ryan
    T. Phillips is a beneficiary of such trust.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Policies with Respect to Certain Activities. The By-laws of the Company, as amended, provide, in accordance with Georgia law, that no contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Company's Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if one or more of the following three conditions are met: (i) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Company's Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; (ii) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such Stockholders; or (iii) the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Company's Board of Directors, a committee thereof, or the Stockholders.

     The Company's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested Directors of the Company with full knowledge of the character of such transactions, as being fair and reasonable to the Stockholders at the time of such approval or ratification under the circumstances then prevailing. Such Directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to the Company as other investments that could have been obtained.

     The Company expects to enter into future transactions with entities the officers, trustees, directors or stockholders of which are also officers, Directors or Stockholders of the Company if such transactions would be beneficial to the operations of the Company and consistent with the Company's then-current investment objectives and policies, subject to approval by a majority of disinterested Directors as discussed above.

     The Company does not prohibit its officers, Directors, Stockholders or related parties from engaging in business activities of the types conducted by the Company.

CERTAIN BUSINESS RELATIONSHIPS

     As mentioned above, BCM is a corporation of which Messrs. Blaha, Paulson, Endendyk and Holland serve as executive officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips, the trustees of which are Mickey N. Phillips and Ryan T. Phillips. Mickey N. Phillips and Ryan T. Phillips, brother and son, respectively, of Gene E. Phillips, are also directors of BCM. Ryan T. Phillips served as a Director of the Company until June 1996.

     CMET, IORI and TCI have the same relationship with BCM as does the Company. In addition, BCM has been engaged to perform certain administrative functions for NRLP and NOLP. Gene E. Phillips is a general partner of SAMLP, NRLP's and NOLP's general partner, and until May 1996 served as Chief Executive Officer and director of SAMLP's managing general partner, SAMI. BCM is the sole stockholder of SAMI. The Company owns a 96% limited partner interest in SAMLP.

     In March 1994 and December 1995, entities affiliated with Ryan T. Phillips, a Director of the Company until June 1996, advanced BCM a total of $1.2 million on unsecured demand notes. The notes bear interest at 10% per annum with interest only payable monthly. During 1995 and 1996, BCM made several principal reduction payments. The principal balance of the loans was $361,000 at December 31, 1996 and June 30, 1997.

     BCM has advanced an entity affiliated with Ryan T. Phillips $1.1 million on an unsecured demand note. The note bears interest at 10% per annum with interest only payable monthly. Interest has not been paid since February 1994. The principal balance of the loan was $1.1 million at December 31, 1996 and June 30, 1997.

     The Company leases a single-family residence that it owns to A. Cal Rossi, Jr., a Vice President of the Company and an Executive Vice President of BCM. The rent of $2,353 per month is equal to the amount of the monthly mortgage payment on the residence and home owners association dues. The Company has also granted Mr. Rossi an option to purchase the residence for $267,000, an amount equal to the purchase price the Company paid for the residence.

     The Company has also granted Mr. Rossi an option to purchase 36.25% of the Company's subsidiary that owns 80% of Pizza World Supreme, Inc., at any time for an amount equal to the Company's net investment in such subsidiary.

     Since February 1, 1990, the Company has contracted with affiliates of BCM for property management services. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity, a company which is 50% owned by BCM, (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, one of its office buildings and the Denver Merchandise Mart to Carmel Realty, Inc., which is a company owned by First Equity.

     Affiliates of BCM provide brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

     The Company owns an equity interest in each of CMET, IORI, TCI, NRLP and SAMLP. In addition, CMET and NRLP own a beneficial interest in the Company and SAMLP owns a beneficial interest in TCI.

RELATED PARTY TRANSACTIONS

     At December 31, 1996, the Company held a mortgage note receivable secured by an apartment complex in Merrillville, Indiana, with a principal balance of $3.5 million. The property is owned by a subsidiary of Davister Corp. ("Davister"), a general partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock. The note matured in December 1996. The Company and borrower agreed to a modification and extension of the note. The modified note receivable bore interest at 10% per annum, required monthly payments of principal and interest of $42,000 and had an extended maturity date of December 2000. As additional collateral for this loan, the Company received a second lien on another property owned by Davister as well as Davister's guarantee of the loan. The loan was paid in full in May 1997.

     In May, June and July 1997, the Company obtained a total of $8.0 million in mortgage loans from entities and trusts affiliated with the limited partner in a partnership that owns approximately 15.6% of the Company in outstanding shares of Common Stock. The May loan of $3.0 million is secured by a second mortgage on the Company's Pin Oak land in Houston, Texas, bears interest at 12.5% per annum compounded monthly and matures in October 1997. The June loan of $3.0 million is secured by a second mortgage on the Company's Lewisville land in Lewisville, Texas, bears interest at 12.5% per annum, compounded monthly and matures in December 1997. The July loan of $2.0 million is secured by a third mortgage on the Company's Pin Oak land in Houston, Texas, bears interest at 12% per annum compounded monthly and matures in December 1997.

     BCM guaranteed a loan obtained by Garden Capital Merchandise Mart, Inc., a wholly-owned subsidiary of the Company, from P.T. Bank Dagnang Nasional Indonesia and Grand Pacific Financing Corporation, in the amount of $15,000,000. This loan was paid in full in October 1997.

     BCM has guaranteed a loan obtained by Ocean Beach Partners, L.P., a partnership in which a subsidiary of the Company is the 1% general partner and 99% Class B limited partner, from CS First Boston Corporation, in the amount of $5,186,000.

     BCM has guaranteed a loan obtained by the Company from Foothill Capital Corporation, in the approximate amount of $17,401,000. BCM has also pledged 177,000 shares of the Company's Common Stock in connection with this loan.

     BCM has guaranteed a loan obtained by the Company from United Pacific Bank in the amount of $2,000,000. In connection with this loan, BCM has also pledged 465,000 shares of the Company's Common Stock to United Pacific Bank.

     BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P. which are convertible into Series D Cumulative Preferred Stock of the Company. The put price of the Series D Preferred Stock is $20.00 per share plus accrued but unpaid dividends.

     BCM has also entered into put agreements with the holders of the Class A limited partner units of Valley Ranch Limited Partnership. Such Class A units are convertible into Series E Cumulative Convertible Preferred Stock of the Company which is further convertible into Common Stock of the Company. The put price for the Class A units is $1.00 per unit and the put price for either the Series E Preferred Stock or the

Common Stock is 80% of the average daily closing price of the Company's Common Stock on the 20 previous trading days.

     In 1996, the Company paid BCM and its affiliates $1.5 million in advisory and mortgage servicing fees, $1.9 million in real estate brokerage commissions, $806,000 in loan arrangement fees and $892,000 in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Company of $691,000 in 1996.

                                 PROPOSAL TWO:
            INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors is recommending that Article Five of the Articles of Incorporation of the Company be amended to increase the number of authorized shares of Common Stock, $.01 par value per share, from 16,666,667 shares to 100,000,000 shares. The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the proposal to amend Article Five. Pursuant to this proposal, the first paragraph of Article Five of the Articles of Incorporation would be deleted and replaced in its entirety with the following:

               "The Corporation shall have authority exercisable by its Board of Directors to issue not more than 100,000,000 shares of common voting stock, $.01 par value per share (the "Common Stock"), and 20,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which shall be designated as the Board of Directors may determine and which may be issued in series by the Board of Directors as hereinafter provided. Preferences, limitation, and relative rights with respect to the shares of each class of stock of the Corporation shall be as hereinafter set forth:"

     As of October [ ], 1997, there were [10,690,721] shares of the Company's Common Stock issued and outstanding. The number of outstanding shares increased substantially during 1996 and 1997 due to the two for one stock splits effected during each year. As a result of this increase, the number of authorized shares available for future issuance has been reduced. The Board of Directors recommends that the number of authorized shares be increased and thereby provide the Company with the ability to issue additional new shares.

     The Board of Directors recommends that Stockholders approve the proposal to amend the Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company.

                                PROPOSAL THREE:
                     REMOVAL OF CLASSIFIED BOARD PROVISION

     The Board of Directors has proposed an amendment to the By-Laws of the Company that would remove the provision for division of the Board of Directors into three classes ("Classified Board Provision"). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the proposal to amend the By-Laws. Pursuant to this proposal, Section 3.2 of the By-Laws of the Company would be amended to read as follows:

             3.2 Number, Election and Term of Office. The number of directors of the Corporation will be six (6). The number of directors may be decreased (if there is more than one director) or increased from time to time by the Board of Directors by amendment of this bylaw, but no decrease will have the effect of shortening the term of an incumbent director. Except as provided herein and in Section 3.4, the directors will be elected at each annual meeting of the shareholders, or at a special meeting of shareholders called for purposes that include the election of directors. Election of directors shall be by a plurality of the shares voted at any meeting of the shareholders at which a quorum is present and voting. Each director, except in case of death, resignation, retirement, disqualification, or removal, will serve until the next succeeding meeting at which directors are elected and thereafter until his successor has been elected and has qualified.

     In addition, this proposal would delete Section 3.7 of the By-Laws which describes the three classes of Directors and the terms of the classes. Under
Section 3.7, the Company's Board of Directors is classified into three groups of Directors, each of which shall have as nearly equal a number of Directors as possible. One class of Directors is elected each year. The Directors are elected for a term of three years and until their successors are elected and qualified.

     In 1989, the Board of Directors believed that the Classified Board Provision would be advantageous to the Company and its stockholders because, by providing that Directors will serve three-year terms rather than the one-year terms, it would enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and would tend to promote long-range planning.

     The Classified Board Provision would also serve as an acquisition safeguard because it could delay a change in control of the Company's Board of Directors: an insurgent will generally need two annual meetings of stockholders to elect a majority of the board. The Classified Board Provision was intended to impede an insurgent from packing the board or replacing Directors not up for election with its chosen representatives or skewing the classes of Directors to achieve a quick majority. For these reasons it was believed the Classified Board Provision may deter proxy contests.

     Shareholders should note that the Classified Board Provision applies to every election of Directors and not just to elections occurring after, or which involve, a change in control of the Company. Thus, even in the absence of a takeover attempt, the Classified Board Provision makes it more difficult for shareholders to change the majority of Directors quickly -- even when the only reason for the change may be shareholder dissatisfaction with the performance of the incumbent Directors.

     The Board of Directors recommends that Stockholders approve the proposal to remove the Classified Board Provision because the Company has other acquisition safeguards in place which provide adequate protection from hostile attempts to change control of the Company and because the Board of Directors believes that it is in the best interests of the Stockholders to be allowed to vote upon the election of all Directors annually.

                                 PROPOSAL FOUR:
                       APPROVAL OF 1997 STOCK OPTION PLAN

BACKGROUND AND DESCRIPTION

     On September 3, 1997, the Board of Directors of the Company adopted the American Realty Trust, Inc. 1997 Stock Option Plan (the "Plan"). The Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock. The Plan provides that stock options may be granted for the purchase of up to 300,000 shares of Common Stock, subject to adjustment upon changes in capitalization. A copy of the Plan is included as Appendix A to this Proxy Statement. The following summary description is qualified in its entirety by reference to Appendix A.

     The Plan is intended as an incentive for and as a means of encouraging share ownership by persons who are key employees or Directors of the Company. Options may be granted only to key employees of the Company, or any Affiliate of the Company and to certain Directors of the Company, and may be granted either as incentive stock options (which qualify for certain favorable tax consequences, as discussed below), or as non-qualified stock options. Directors of the Company who are not also officers or employees of the Company or persons who are only officers or employees of an Affiliate may be granted non-qualified stock options, but may not be granted incentive stock options. Options may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his guardian or legal representative, should one be appointed).

     The Plan will be administered by the Stock Option Committee, which will consist of three non-employee Directors of the Company. Members of the committee are not eligible to participate in the Plan. The Stock Option Committee determines the individuals who are key employees and who will receive options, and, based on each such person's position with and current and potential contribution to the Company, the number of shares that will be covered by their options. The Committee also determines the periods of time (not exceeding ten years from date of grant) during which options will be exercisable and determines whether termination of an optionee's employment under various circumstances would terminate options granted under the Plan to that person. The option price per share will not be less than 100% of the fair market value per share on the date of grant. The option price is payable in full upon exercise, and payment may be made in cash or by delivery to the Company of shares of Common Stock (valued at fair market value at the time of exercise), or by a combination of cash and such shares. The market value per share of the Company's shares of Common Stock (determined by reference to the closing sales price of such shares on the New York Stock Exchange) on November [ ], 1997 was
$          per share. The Company receives no consideration upon the granting of an option.

     The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Without Stockholder approval, the Board of Directors may not adopt any amendment of the Plan that would (i) increase the total number of shares of Common Stock subject to option, (ii) change or modify the class of employees that may participate, or (iii) otherwise materially increase the benefits accruing to participants thereunder.

FEDERAL INCOME TAX CONSEQUENCES

     There are no Federal income tax consequences to the optionee or to the Company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

     Incentive Stock Options. When an optionee exercises an incentive stock option, the optionee will not at that time realize any income, and the Company will not be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. The net Federal income tax effect to the holder of incentive stock options is to defer, until the acquired shares are sold, taxation of any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates. For the purpose of calculating tax upon disposition where already-owned shares are surrendered in payment of the option price, the capital gains holding period and basis of the new shares, to the extent of the old shares surrendered, is the same as for those old shares; the holding period for the additional shares (that is, the shares received on exercise in excess of the old shares surrendered) begins on the date the option is exercised, and such additional shares have a zero basis.

     If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement; any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

     The maximum tax rate on long term capital gains is 33%.

     Non-Qualified Stock Options. Generally, when an optionee exercises a non-qualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

     If the optionee pays all or part of the purchase price by delivering to the Company shares of Common Stock, there are no Federal income tax consequences to the optionee or the Company to the extent of the number of shares so delivered. As to any additional shares issued, the optionee recognizes income equal to the aggregate market value of the additional shares received, less any cash paid to the Company, and the Company is allowed to deduct the amount of such income. The holding period and basis of the new shares, to the extent of the number of old shares delivered, is the same as for those old shares. The holding period for the additional shares begins on the date the option is exercised, and the basis in those additional shares is equal to their market value on the date of exercise.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Stockholder approval of the Plan is not required under the Articles of Incorporation or By-Laws. The Plan is being submitted for Stockholder approval in order to meet Internal Revenue Code requirements for incentive stock options. In addition, Stockholder approval is required in order to obtain the benefits provided by Rule 16b-3 under the Securities Exchange Act of 1934. Rule 16b-3 exempts officers and Directors engaging in certain stock transactions from short-swing trading liability under the Act. In particular, Rule 16b-3 makes it possible for Directors and officers to surrender shares of Common Stock in payment of the exercise price of options, which the Board of Directors believes will substantially enhance the incentive compensation benefits of the options. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Plan.

     The Board of Directors recommends that Stockholders vote "for" approval of the Plan.

                         SELECTION OF AUDITORS FOR 1997

     The Company's auditors for the 1996 fiscal year were BDO Seidman. A representative of BDO Seidman will attend the annual meeting. The Board of Directors has selected BDO Seidman to serve as the auditors for the Company for the 1997 fiscal year.

                                 OTHER MATTERS

     Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

     The audited consolidated balance sheets of the Company, in comparative form as of December 31, 1996 and 1995, and the audited consolidated statements of operations and consolidated statements of cash flows for the years ended December 31, 1996, 1995 and 1994 are contained in the 1996 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to Stockholders to solicit proxies on behalf of the Directors of the Company. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.
                                            By Order of the Board of Directors

                                            /s/ KARL L. BLAHA
                                            KARL L. BLAHA
                                            President

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEE AND THAT YOU VOTE FOR PROPOSAL TWO, PROPOSAL THREE AND PROPOSAL FOUR ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                          AMERICAN REALTY TRUST, INC.

                             1997 STOCK OPTION PLAN

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     1.1 "Affiliate" shall mean Basic Capital Management, Inc. ("BCM"), National Payroll Management Company ("NPM"), and any parent or subsidiary of the Company, BCM or NPM.

     1.2  "Board" shall mean the Board of Directors of the Company.

     1.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.4 "Company" shall mean American Realty Trust, Inc., a Georgia corporation, or its successor.

     1.5 "Director" shall mean a member of the Board of Directors of the Company.

     1.6 "Fair Market Value" shall mean (i) the average for the last trading day immediately preceding the day and time such value is to be determined of the high and low bid quotations for the stock, as reported and/or published by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or other national quotation service, or (ii) if the stock is listed and registered on a national securities exchange such as the New York Stock Exchange or the American Stock Exchange, the average of the high and low selling prices of the stock on such exchange as reported or published by such exchange or as listed in the Wall Street Journal or other recognized financial publication, for the last trading day immediately preceding the day and time such value is to be determined, or (iii) if for any reason the foregoing is inapplicable or does not represent fair market value, then by such other method as the Committee, in its sole discretion in good faith, shall determine to be appropriate.

     1.7 "Incentive Stock Option" shall mean an option that complies with and is subject to the terms, limitations and conditions of section 422 of the Code and any regulations promulgated under that Code section.

     1.8 "Key Employee" shall mean any officer or employee of the Company, or of any Affiliate, whose services, as determined by the Committee, are of exceptional value to the Company.

     1.9 "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of this Plan.

     1.10 "Optionee" shall mean a person to whom an Option has been granted under this Plan.

     1.11 "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

     1.12 "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations (other than the corporation with respect to which the determination is being made) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.13 "Purchasable" shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

     1.14 "Stock" shall mean the shares of common stock, $.01 par value, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation or trust, such other stock or securities.

     1.15 "Stock Option Agreement" shall mean an agreement between the Company and an Optionee that grants the Optionee an option.

     1.16 "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II

                                    THE PLAN

     2.1 Name. This plan (the "Plan") shall be known as the "American Realty Trust, Inc. 1997 Stock Option Plan."

     2.2 Participants. The participants in this Plan shall consist only of the Key Employees and the Directors selected by the Committee to receive Options.

     2.3 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by offering Key Employees and Directors an opportunity to acquire or increase their proprietary interests in the Company. The Options are intended to promote the growth and profitability of the Company because the Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued employment with the Company and its Affiliates.

     2.4  Effective Date. The Plan shall become effective on September 4, 1997.

     2.5 Termination Date. The Plan shall terminate on the tenth (10th) anniversary of the date the Plan is adopted by the Board.

                                  ARTICLE III

                          ADMINISTRATION BY COMMITTEE

     3.1 General; Grant of Options. The Plan shall be administered by a committee (the "Committee") to be appointed from time to time by the Board consisting of not less than three persons, all of whom shall be "non-employee directors" as defined in Rule 16b-3 (or any successor thereto) promulgated under the Securities Exchange Act of 1934. No person who is (or, within one year prior to his or her appointment as a member of the Committee, was) eligible to participate in the Plan shall be a member of the Committee. In administering the Plan, the Committee's action and determinations shall be binding on all interested parties. The Committee shall have the power to authorize the issuance of Stock in accordance with the provisions of this Plan. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine those Key Employees or Directors to whom options will be granted, the number of shares of Stock subject to each Option, whether the option is an Incentive Stock Option, whether to amend an outstanding Option, such other matters as are specified herein, and any other terms and conditions of the Stock Option Agreement, and any amendment or modification thereof.

     3.2 Interpretation; Rules. Subject to the provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan.

     3.3 No Liability. No member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                                   ARTICLE IV

                        SHARES OF STOCK SUBJECT TO PLAN

     4.1  Limitations. Subject to any adjustment pursuant to the provisions of
Section 4.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 300,000 shares. Shares subject to an Option may be either authorized and unissued shares, treasury shares held by the Company or shares issued and later acquired by the Company. If outstanding Options granted under the Plan shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted under the Plan, new Options may be granted covering the shares subject to such terminated or expired unexercised Options.

     4.2 Adjustments. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another trust or corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, reverse stock split or stock dividend:

          (a) The aggregate number and kind of securities as to which Options may be granted under the Plan shall be adjusted appropriately by the Committee; and

          (b) The rights concerning both the number of shares subject to options and the Option Price under outstanding Options granted under the Plan shall be adjusted appropriately by the Committee.

     Termination of the Company shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that all Options granted under the Plan shall become exercisable immediately prior to such liquidation notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

     The foregoing adjustments and the manner of their application shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests, provided, however, that without the consent of the Optionee no adjustment made by the Committee shall be made in a manner that will cause an Incentive Stock Option held by such Optionee to be treated as any type of option other than an Incentive Stock Option under the applicable statutory and regulatory provisions. The adjustment required under this Article shall apply to any successors of the Company and shall be made regardless of the number or type or successive events requiring such adjustments.

                                   ARTICLE V

                                    OPTIONS

     5.1 Types of Options Granted. The Committee may grant either Incentive Stock Options or options that do not qualify as Incentive Stock Options. Within the limitations provided herein, both types of Options may be granted to the same Key Employee at the same time, or at different times, under the same or different terms and conditions.

     5.2 Option Grant and Agreement. Each Option granted under this Plan shall be evidenced as follows:

          (a) by either minutes of a meeting of the Committee or a written consent of the Committee, and

          (b) unless waived by the Committee, by a written Stock Option Agreement executed by the Company and the Optionee.

     As to each grant under this Plan, the terms of the Option, including but not limited to the Option's duration, time or times of exercise, and exercise price, shall be stated in the Stock Option Agreement or incorporated in that agreement by reference to the resolution or written consent of the Committee which granted the Option.

     5.3 Incentive Stock Option Limitation. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option would be granted, (a) is not an employee of the Company or of any Parent or Subsidiary of the Company; or (b) owns or is considered to own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, any Parent or any of its Subsidiaries; provided, however, that this limitation shall not apply if at the time an Option is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to the Option and such Option by its terms would not be exercisable after five years from its date of grant.

     5.4 Individual Limitation. No person may receive Options in any calendar year under this Plan with respect to more than 100,000 shares.

     5.5 Option Price. The Option Price of the Stock subject to each Option shall be determined by the Committee, but, shall not be less than the Fair Market Value of the Stock as of the date the Option is granted.

     5.6 Exercise Period. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten
(10) years from its date of grant.

     5.7  Option Exercise.

          (a) Unless otherwise provided in the Stock Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares.

          (b) An option shall be exercised by (i) delivery to the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

          (c) The Option Price is to be paid in full in cash or check acceptable to the Company upon the exercise of the Option, except that all or any portion of the Option Price may be paid by constructively tendering to the Company shares of Stock owned by the Optionee for at least six months, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise, a "cashless broker" exercise through procedures approved by the Company, or any combination of the foregoing; provided however, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise with respect to a nonqualified option) that in lieu of the foregoing, all or a portion of the Option Price may be paid by the Optionee's execution of a recourse note equal to the Option Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

          (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash or, if the Optionee is subject to Rule 16b-3, shares of Stock withheld from such exercise at the Fair Market Value thereof on the date of exercise, the full amount of any withholding or other taxes applicable to the taxable income of such Optionee resulting from such exercise.

          (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to him upon the exercise of the Option.

     5.8 Nontransferability of Option. Except as provided below, (i) no Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and
(ii) during the lifetime of an Optionee, Options shall be exercisable only by such Optionee, or by such Optionee's guardian or legal representative if one has been appointed. Notwithstanding the foregoing, the Committee may permit the transfer of an Option that is not an Incentive Stock Option on such terms and conditions as the Committee may impose.

     5.9 Termination of Employment. The Committee shall have the power to specify, with respect to the Options granted to particular Optionees, the effect upon such Optionee's right to exercise an Option upon termination of such Optionee's employment under various circumstances, which effect may include immedi-ate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an option may be exercised.

     5.10 Employment Rights. Options granted under the Plan to any persons shall not be affected by any change of employment so long as such person continues to be a Key Employee or Director of the Company or any of its Affiliates. Nothing in this Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Affiliates, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate such person's employment at any time.

     5.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Section 422 of the Code, and any regulations promulgated with respect thereto, an Option issued to a Key Employee in respect of an option held by such employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Parent or Subsidiary of the Company) may contain terms that differ from those stated in this Article V, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option.

     5.12 Waiver of Terms. To the extent not inconsistent with other provisions of the Plan, the Committee may waive any term, provision or condition originally included in a Stock Option Agreement for the benefit of the Company, including but not limited to any term, provision or condition regarding the passage of time before an Option becomes exercisable; provided, however, that if any such waiver would cause any Incentive Stock Option no longer to be an Incentive Stock Option, the Committee may not cause any such waiver without the prior consent of the Optionee.

                                   ARTICLE VI

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option or any portion of an Option granted under this Plan prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing by the New York Stock Exchange or on any stock exchanges on which the Stock is then listed, if such admission is required by the rules of such stock exchange;

          (b) The completion of any registration or other qualification of such shares that shall be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, unless under the terms of the applicable Stock Option Agreement the Company has agreed to issue, and the Optionee has agreed to accept, shares under such circumstances that such offer and sale are exempt from such registration;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which shall be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the option as may be appropriate for reasons of administrative convenience.

                                  ARTICLE VII

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may at any time, notwithstanding Section 2.5 of the Plan, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan, provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

          (a) Increase the total number of shares of stock subject to the Plan, except as contemplated in Section 4.2; or

          (b) Change or modify the class of employees that may participate in the Plan.

     No termination, amendment or modification of this Plan shall adversely affect any Option previously granted hereunder without the written consent of the Optionee or his guardian, legal representative or legatee.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

     8.2 Singular and Plural Forms; Gender of Pronouns. Whenever a noun in the singular form is used in this document, it shall include the plural form, and whenever a pronoun of masculine gender is used in this document, it shall include the feminine gender.

     8.3 Headings. The headings of the articles and sections of this document are inserted for convenience of reference; they do not constitute part of this Plan.

     8.4 Unsecured Obligation. Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any Option thereunder and there shall be no required funding of amounts which may become payable to any Optionee.

     8.5 Other Compensation Plans. The adoption of the Plan shall not affect any other Option or incentive or other compensation plans, practices or arrangements in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of or persons retained by the Company or any Affiliate.

     8.6 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.7 Governing Law. To the extent not preempted by laws of the United States of America, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD DECEMBER 15, 1997
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         AMERICAN REALTY TRUST, INC.

     The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of AMERICAN REALTY TRUST, INC., to be held on Monday, December 15, 1997, at 2:00 p.m. (Dallas time), or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

THE BOARD OF DIRECTORS OF AMERICAN REALTY TRUST, INC. RECOMMENDS A VOTE FOR THE NOMINEE AND FOR PROPOSALS TWO, THREE AND FOUR.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF THE CLASS III DIRECTOR AND FOR PROPOSALS TWO, THREE AND FOUR. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III NOMINEE AND FOR PROPOSALS TWO, THREE AND FOUR. THIS PROXY REVOKES ALL PREVIOUS PROXIES.


                                                                     SEE REVERSE
                                                                        SIDE

            (continued and to be signed and dated on the other side)

================================================================================

--------------------------------------------------------------------------------
[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.
--------------------------------------------------------------------------------





                                              WITHHOLD
                                 FOR          AUTHORITY  NOMINEE: Karl L. Blaha

1. ELECTION OF CLASS III         [ ]            [ ]
   DIRECTOR:


For the nominee (except as marked to the contrary below)

--------------------------------------------------------


   Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election of the nominee, unless authority to vote for such nominee is specifically withheld. There will be no cumulative voting for the election of Class III Directors. If the nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for such other persons(s) as he or she may select in place of such nominees.

                                                      FOR   AGAINST    ABSTAIN

2. Proposal To Authorize An Amendment To The
   Articles Of Incorporation To Increase The
   Number Of Authorized Shares Of Common Stock:       [ ]     [ ]        [ ]

3. Proposal To Amend The By-Laws To Remove The
   Provision For The Division Of The Board Of
   Directors Into Three Classes:                      [ ]     [ ]        [ ]

4. Proposal To Approve The 1997 Stock Option Plan:    [ ]     [ ]        [ ]

5. Other Business:
   I AUTHORIZE the aforementioned proxies in their
   discretion to vote upon such other business as
   may properly come before the Annual Meeting and
   any adjournments thereof.                          [ ]     [ ]        [ ]


SIGNATURE                                                 DATE            , 1997
         ------------------------------------------------      -----------
SIGNATURE (IF HELD JOINTLY)                          TITLE
                           --------------------------     ----------------------

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.